FIRST INDUSTRIAL REALTY TRUST
                   REPORTS PRELIMINARY SECOND QUARTER RESULTS


CHICAGO, July 8, 2003 - First Industrial Realty Trust, Inc. (NYSE: FR), the nation's largest provider of diversified industrial real estate, today announced that, due to a delay in the closing of a specific sale transaction, the Company now expects to report funds from operations (FFO) per share/unit in the range of $0.71 to $0.73 for the second quarter, compared to its previous guidance of $0.81 to $0.85. The sale transaction that was delayed is now expected to close in the third quarter. The Company expects to report fully-diluted earnings per share, including income from discontinued operations and before extraordinary items (EPS), in the range of $0.46 to $0.48 for the second quarter, compared to its previous guidance range of $0.42 to $0.46.

"Except for the delay in the closing of this sale transaction, our performance for the second quarter, including portfolio performance, was consistent with our expectations," said Mike Brennan, president and chief executive officer. "Our focus has been, and remains, on a long-term, disciplined strategy to maximize return on invested capital through portfolio operations and value creation."

Outlook for 2003

Brennan continued, "As we look at the remainder of the year, any meaningful recovery in the economy in general and in capital spending in particular continues to appear on hold. While we continue to believe our portfolio performance will remain stable and our overall transaction pipeline remains strong, we now expect the majority of profits from current development activity to be deferred into 2004, rather than realized in 2003. This results from a slower pace of lease-up, stabilization and sale of our development projects than previously anticipated. In addition, due to the timing of newly awarded build-to-suit projects, the monetization of these will primarily be realized in 2004, rather than in 2003. As a result, we are revising our full-year guidance and now expect full-year 2003 FFO per share to be in the range of $3.35 to $3.55, compared to our previously announced guidance range of $3.55 to $3.75, and full-year 2003 EPS to be in the range of $2.15 to $2.35, compared to our previously announced guidance range of $2.00 to $2.20. We estimate third quarter FFO per share to be in the range of $0.86 to $0.90 and third quarter EPS to be in the range of $0.52 to $0.56."

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

                                                                           Low End of           High End of
                                                                          Guidance for         Guidance for
                                                                            2Q 2003               2Q 2003
                                                                        (Per share/unit)     (Per share/unit)
                                                                       -------------------  --------------------

Net Income Available to Common Stockholders                                        $ 0.46                $ 0.48
Add: Real Estate Depreciation/Amortization                                           0.43                  0.43
Less: Accumulated Depreciation/Amortization on Real Estate Sold                     (0.18)                (0.18)
                                                                       -------------------  --------------------
FFO                                                                                $ 0.71                $ 0.73
                                                                       ===================  ====================


                                                                           Low End of           High End of
                                                                          Guidance for         Guidance for
                                                                            3Q 2003               3Q 2003
                                                                        (Per share/unit)     (Per share/unit)
                                                                       -------------------  --------------------

Net Income Available to Common Stockholders                                        $ 0.52                $ 0.56
Add: Real Estate Depreciation/Amortization                                           0.45                  0.45
Less: Accumulated Depreciation/Amortization on Real Estate Sold                     (0.11)                (0.11)
                                                                       -------------------  --------------------
FFO                                                                                $ 0.86                $ 0.90
                                                                       ===================  ====================


                                                                           Low End of           High End of
                                                                       Guidance for 2003     Guidance for 2003
                                                                        (Per share/unit)     (Per share/unit)
                                                                       -------------------  --------------------

Net Income Available to Common Stockholders                                        $ 2.15                $ 2.35
Add: Real Estate Depreciation/Amortization                                           1.74                  1.74
Less: Accumulated Depreciation/Amortization on Real Estate Sold                     (0.54)                (0.54)
                                                                       -------------------  --------------------
FFO                                                                                $ 3.35                $ 3.55
                                                                       ===================  ====================


Brennan continued, "Sales volume in 2003 is now assumed to be approximately $300 million to $400 million with a 9% to 10% average cap rate, with book gains from property sales/fees of between $75 million and $80 million, which equates to between $50 million and $55 million in economic profit contribution to FFO in 2003. Investment volume assumptions for 2003, which include both new developments and acquisitions, are now approximately $300 million to $400 million with a 10% to 11% average cap rate. We assume no significant changes in our balance sheet structure.

"A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2003. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure -- with its offensive and defensive characteristics -- will continue to support our efforts and prove its value."



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Page 3 of 3

The Company defines FFO as net income available to common stockholders, plus depreciation/amortization/impairment of real estate, minus accumulated depreciation/ amortization/impairment on real estate sold. Investors and analysts following the real estate industry utilize FFO, variously defined, as a supplemental performance measure. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. In addition, FFO is commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

First Industrial Realty Trust, Inc., the nation's largest provider of diversified industrial real estate, serves every aspect of Corporate America's industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION ABOUT THE COMPANY. A NUMBER OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING CHANGES IN: ECONOMIC CONDITIONS GENERALLY AND THE REAL ESTATE MARKET SPECIFICALLY, LEGISLATIVE/REGULATORY CHANGES (INCLUDING CHANGES TO LAWS GOVERNING THE TAXATION OF REAL ESTATE INVESTMENT TRUSTS), AVAILABILITY OF FINANCING, INTEREST RATE LEVELS, COMPETITION, SUPPLY AND DEMAND FOR INDUSTRIAL PROPERTIES IN THE COMPANY'S CURRENT AND PROPOSED MARKET AREAS, POTENTIAL ENVIRONMENTAL LIABILITIES, SLIPPAGE IN DEVELOPMENT OR LEASE-UP SCHEDULES, TENANT CREDIT RISKS, HIGHER-THAN-EXPECTED COSTS AND CHANGES IN GENERAL ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES APPLICABLE TO REAL ESTATE INVESTMENT TRUSTS. FOR FURTHER INFORMATION ON THESE AND OTHER FACTORS THAT COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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